                                                                    EXHIBIT 99.4



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                         INDEPENDENT ACCOUNTANTS REPORTS
                       ON SERVICER'S SERVICING ACTIVITIES

                                                                              DATE OF
                        SERVICER                                              REPORT
                        --------                                              -------
American City Mortgage Corporation                                                    N/A
Atlantic Mortgage and Investment Corporation                            February 19, 1999
BB&T Financial Corporation (BB&T Mortgage)                               January 14, 1998
Charter Mortgage & Investments, Inc. (First Commercial)                  January 17, 1997
Chase Manhattan Mortgage Corporation                                       March 15, 1999
Citfed Mortgage Corporation of America                                       May 22, 1998
Colonial Savings, F.A.                                                  November 25, 1998
Companion Servicing Company, L.L.C.                                     February 13, 1998
Crestar Mortgage Corporation                                             January 20, 1999
CU Mortgage Corporation                                                 February 26, 1999
First Federal Savings Bank of America                                                 N/A
First Nationwide Mortgage Corporation                                    January 22, 1999
First Union Mortgage Corporation                                           March 20, 1998
GE Capital Mortgage Services, Inc.                                       February 8, 1999
GMAC Mortgage Corporation                                                  March 25, 1998
LaSalle Home Mortgage Corporation                                        January 25, 1999
M&T Mortgage Corporation                                                February 26, 1999
Matrix Financial Services Corporation                                      March 18, 1999
Mellon Mortgage Company                                                  January 22, 1999
Mercantile Bank N.A.                                                        March 8, 1999
Mitchell Mortgage Corporation                                              March 14, 1999
ML Bancorp, Inc.                                                           March 11, 1999
NationsBanc Mortgage Corporation                                           March 12, 1999
Navy Federal Credit Union                                                January 29, 1999
Old Kent Mortgage Services, Inc.                                         January 12, 1999
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)               January 30, 1998
Standard Mortgage Corporation                                                 May 8, 1998
Town & Country Mortgage Co.                                                 March 5, 1999
Universal American Mortgage Company                                       January 8, 1999
Western Financial Savings Bank, F.S.B.                                   February 5, 1999
York Financial Corp.                                                        July 21, 1999